UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2008

ROTOBLOCK CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-116324	20-0898799
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 B Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 578-5220

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 24, 2008, the Registrant entered into an Asset Purchase and Balance Sheet Enhancement  Agreement (“Agreement”) with Chien Chih-Liu, the Registrant’s President and Chief Executive Officer, to acquire from Mr. Liu an undivided 25% tenancy-in-common  interest in certain real property located in Merced, California.

The purchase price of the property was $250,000.00 which was paid to Mr. Liu by the issuance of 10 million shares of the Registrant’s Common Stock based on a price of $0.025 per share. The fair market value of the property interest was determined from Merced County, California 2008-2009 tax rolls which showed a net taxable value of $1,082,430.

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Agreement referred to in Item 2.01, the Registrant will issue to Mr. Liu 10 million shares of its Common Stock which will represent greater than 5% of the Registrant’s Common Stock. As of the date of this report, there are 38,593,100 shares of Common Stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Purchase and Balance Sheet Enhancement Agreement dated November 24, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            ROTOBLOCK CORPORATION

Dated: November 25, 2008                                                                                   By: /s/ Chien Chih-Liu
                                      President

2